ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

Exhibit 99.1

NEWS RELEASE

Abraxas to Present at the 4th Annual Canaccord Genuity
Global Energy Conference

SAN ANTONIO (November 29, 2010) – Abraxas Petroleum Corporation (NASDAQ:AXAS) is scheduled to present at the 4th Annual Canaccord Genuity Global Energy Conference to be held November 30 – December 1, 2010 in Miami, Florida.

The presentation is scheduled to begin at 8:40 a.m. Eastern Time (7:40 a.m. CT) on Tuesday, November 30, 2010.  The live audio webcast with the corresponding PowerPoint presentation will be available at http://www.wsw.com/webcast/canaccord3/ or on the Company’s web site, http://www.abraxaspetroleum.com, in the Investor Relations section under Webcasts / Presentations.  The webcast including the slide presentation will be archived on the Company’s web site for 60 days.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Rocky Mountain, Mid-Continent, Permian Basin and Gulf Coast regions of the United States and in the province of Alberta, Canada.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/ Vice President - Corporate Finance
Phone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com

18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788    Fax: 210.918.6675